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                                                                      EXHIBIT 10
                            [CITY NATIONAL BANK LOGO]

                       Westside Commercial Banking Center
                              400 N. Roxbury Drive
                             Beverly Hills, CA 90210
                                 (310) 888-6125



                        AMENDED SUPPLEMENTAL TERMS LETTER

                                 MARCH 10, 2000

Earl Scheib, Inc.
8737 Wilshire Blvd.
Beverly Hills, CA  90211

Attention:  Mr. Christian K. Bement

     RE: REVOLVING NOTE DATED JANUARY 29, 1999, IN THE ORIGINAL PRINCIPAL SUM OF $4,000,000.00 ("NOTE") EXECUTED BY EARL SCHEIB, INC. ("BORROWER") IN FAVOR OF CITY NATIONAL BANK ("CNB").

Dear Mr. Bement:

     Reference is made to the above mentioned Note. This letter is to confirm that the following additional terms and conditions will apply to the Note. Capitalized terms not defined in this letter have the meanings given them in the Note. This letter is hereby incorporated into the Note (this letter and the Note, collectively, the "Note"). THIS AMENDED SUPPLEMENTAL TERMS LETTER DATED MARCH 10, 2000 SUPERSEDES THE SUPPLEMENTAL TERMS LETTER DATED JULY 31, 1999.

                        A. ADDITIONAL EVENTS OF DEFAULT.

     The following shall constitute additional Events of Default under the Note:

1. Failure of Borrower to furnish CNB, within the times specified, the following statements:

     1.1 Within forty-five (45) days after the end of each of the first three quarterly accounting periods of each fiscal year, a financial statement consisting of not less than a balance sheet, income statement, reconciliation of net worth and statement of cash flows, prepared in accordance with generally accepted accounting principles consistently applied, which financial statement may be internally prepared;

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Mr. Christian K. Bement
Earl Scheib, Inc.
March 10, 2000
Page 2

     1.2 Within ninety (90) days after the close of each fiscal year, a copy of the annual audit report for such year for Borrower and the Subsidiaries including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant reasonably acceptable to CNB, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default, and if so, stating the facts with respect thereto; and

     1.3 Such additional information, reports and/or statements as CNB may, from time to time, reasonably request;

2.   Failure of Borrower to maintain, on a consolidated basis, the following:

     2.1 Tangible Net Worth plus Subordinated Debt of not less than $16,200,000.00 from January 30, 2000 through July 30, 2000, and
          $17,500,000 from July 31, 2000 through January 31, 2001;

     2.2 A ratio of Total Senior Liabilities to Tangible Net Worth plus Subordinated Debt of not more than 1 to 1 at all times;

     2.3 Cash Flow from operations of not less than $1,500,000.00 from January 30, 2000 through July 30, 2000, and $2,100,000 from July 31, 2000 through January 31, 2001;

3. Failure of Borrower to pay and discharge all material taxes, assessments, governmental charges and real and personal property taxes prior to the date upon which penalties are attached unless the same are being contested in good faith by borrower in appropriate proceedings;

4. Failure of Borrower to maintain or cause to be maintained for its benefit in full force and effect the existing levels of insurance for its business, including, without limitation, fire, public liability, property damage, business interruption and extra expense and worker's compensation and issued by an insurance company, reasonably acceptable to CNB, and such failure to maintain is not cured within 30 days of borrower's receipt of notice of cancellation of such policies;

5. Borrower creates, incurs, assumes or permits to exist any indebtedness, except indebtedness to CNB and trade debt incurred in the ordinary course of business, without CNB's prior written consent, except for (i) equipment leases, (ii) purchase money debt and obligations under capital leases in an aggregate amount not to exceed $325,000, and (iii) loans secured by the cash surrender value of life insurance policies totaling $1,690,000 and two notes from Firstar Bank Wisconsin totaling $225,000 and secured by a receivable from the state of Wisconsin related to PECFA.

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Mr. Christian K. Bement
Earl Scheib, Inc.
March 10, 2000
Page 3

6. Borrower assumes, guarantees, or otherwise becomes liable for the material obligation of any person or entity, except contingent liabilities in favor of CNB, without CNB's prior written consent; or

7. Borrower mortgages, pledges, hypothecates, grants or contracts to grant any security interest of any kind in any of its property or assets to anyone, except CNB, without CNB's prior written consent, except for (i) mechanics, materialmen's, landlord's, warehousemen's and carriers' liens and other similar liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, (ii) liens consisting of pledges or deposits to secure obligations under real estate leases permitted hereunder, (iii) liens relating to obligations under capital leases permitted hereunder and liens securing any equipment or operating leases, and (iv) liens, if they constitute such, of any true lease and consignment UCC filings; or

8. Borrower makes or commits to make expenditures for capital assets (including capitalized lease expenditures) of more than $5,500,000.00 in the aggregate for Borrower and all Subsidiaries in any fiscal year, without CNB's prior written consent.

                                 B. DEFINITIONS.

     For purposes of the Note, the following terms have the following meanings:

     "CASH FLOW FROM OPERATIONS" shall be determined on a consolidated basis for Borrower and the Subsidiaries and shall mean the sum of (a) net income earned over the twelve month period ending on the date of determination, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation expensed during the twelve month period ending on the date of determination.

     "SUBORDINATED DEBT" shall mean indebtedness of Borrower or any Subsidiary, the repayment of principal and interest of which is subordinated to CNB, on terms satisfactory to CNB.

     "SUBSIDIARY" shall mean any corporation, the majority of whose voting shares are at any time owned, directly or indirectly by Borrower and/or by one or more Subsidiaries.

     "TANGIBLE NET WORTH" shall mean the total of all assets appearing on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied for Borrower and the Subsidiaries on a consolidated basis, minus (a) all intangible assets, including, without limitation, any accounts receivable converted to notes receivable, unamortized debt discount, affiliate, employee and officer receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges (does not include deferred income taxes), copyrights, franchises and appraisal surplus; minus (b) all obligations which are required by generally accepted accounting principles consistently applied to be reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries; minus, (c) the amount, if any, at which shares of stock of a non-wholly owned Subsidiary appear on the asset side of Borrower's consolidated balance sheet, as determined in accordance with generally accepted accounting principles consistently applied; minus (d) minority interests; and minus (e) deferred



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Mr. Christian K. Bement
Earl Scheib, Inc.
March 10, 2000
Page 4


income and reserves not otherwise reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries.

     "TOTAL SENIOR LIABILITIES" shall mean, as of any date of determination, the amount of all obligations that should be reflected as a liability on a consolidated balance sheet of Borrower and the Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, less Subordinated Debt.

                       C. ADDITIONAL TERMS AND CONDITIONS.

     The following additional terms and conditions shall also apply to the Note:

1. FEES. Borrower shall pay to CNB a non-refundable fee equal to $15,000.00 [3/8% of the original principal amount of the Note], upon any subsequent renewal.

2. ENVIRONMENTAL INDEMNIFICATION. Due to the environmentally sensitive nature of the industry in which Borrower is principally engaged and upon which CNB will rely as its primary source of repayment, and in consideration of CNB extending credit to Borrower, Borrower has agreed to indemnify CNB against any claims that may arise as a result of Borrower's business activities that are environmental in nature and for which CNB may be named as a liable party.

     Borrower agrees that it shall indemnify and hold harmless CNB, its parent company, subsidiaries and all of their respective directors, officers, employees, agents, successors, attorneys, and assigns from and against any loss, damage, cost, expense, or liability directly of indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a hazardous substance on, under, or about Borrower's property or operations or property leased to Borrower, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any Federal, state, or local law. This indemnity shall survive repayment of Borrower's obligations to CNB.

3.   YEAR 2000 COMPLIANCE. Borrower represents and warrants as follows:

     3.1 Borrower has adopted a plan, appropriate to its business or industry, to insure that its computer software is Year 2000 Compliant. For the purpose of this letter, "Year 2000 Compliant" means that dates occurring on and after January 1, 2000 will be recognized correctly by such software and not misinterpreted as a date occurring prior to January 1, 2000.

     3.2 Borrower has or intends to develop an action plan to deal with significant disruption in its business which might be anticipated in the event of foreseen or unforeseen failures of its computer systems or its production and manufacturing equipment to be Year 2000 Compliant.


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Mr. Christian K. Bement
Earl Scheib, Inc.
March 10, 2000
Page 5

     Except for documents and instruments specifically referenced herein or in the Note, this letter and the Note constitute the entire agreement of the parties hereto and supersedes any prior or contemporaneous oral or written agreements, understandings, representations, warranties and negotiations, if any, which are merged into this letter and the Note.

THIS AMENDED SUPPLEMENTAL TERMS LETTER IS EFFECTIVE AS OF JANUARY 30, 2000.



Sincerely,

CITY NATIONAL BANK, a national
banking association


By:
   ----------------------------------------------
         Scott Kelley, Senior Vice President


By:
   ----------------------------------------------
          May T. Poole, Vice President


ACCEPTED AND AGREED TO THIS  _______ DAY OF
_______________, 2000.

EARL SCHEIB, INC.


By:
   ----------------------------------------------
Title:   Christian K. Bement, President